UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2006
SANTARUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10590 West Ocean Air Drive, Suite 200, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 314-5700

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 28, 2006, Rodney A. Ferguson, J.D., Ph.D., resigned from the board of directors of Santarus, Inc. (“Santarus”) and as a member of the nominating/corporate governance committee. Dr. Ferguson currently serves as managing director of J.P. Morgan Partners, LLC (“JPMP”), the private equity arm of JP Morgan Chase & Co. Dr. Ferguson joined the Santarus’ board of directors in February 2001 in connection with JPMP’s initial venture capital investment in Santarus. Dr. Ferguson’s resignation did not result from any disagreement with Santarus concerning any matter relating to Santarus’ operations, policies or practices. Prior to his resignation, Dr. Ferguson served as an independent Class II director. In connection with his resignation, Santarus accelerated the vesting of options held by Dr. Ferguson to purchase 4,375 shares of common stock and extended the period within which Dr. Ferguson is entitled to exercise his outstanding options to purchase 78,570 shares of common stock through December 31, 2006. Also in connection with Dr. Ferguson’s resignation, Santarus reduced the size of its board of directors to seven members from eight members.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: March 28, 2006	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	President and Chief Executive Officer